Exhibit 10.2

FIRST AMENDMENT TO LEGACY ASSETS SALE AGREEMENT

THIS FIRST AMENDMENT TO LEGACY ASSETS SALE AGREEMENT ( “First Amendment”) is made as of February 7, 2018 (the “Effective Date”) by and among Immudyne, Inc. a Delaware corporation (“the Company”) and Mark McLaughlin (the “Purchaser”), collectively herein referenced as “the Parties”.

WHEREAS, the Parties entered into the Legacy Assets Sale Agreement dated January 26, 2018, and now the Parties desire to enter into this First Amendment to the Legacy Assets Sale Agreement for the mutual benefit of the Parties;

NOW THEREFORE, for good and valuable consideration, the terms and conditions of Sections 1 and 2 of the Legacy Assets Sale Agreement are amended and are now agreed to be as follows (each in their entirety):

1.	The Purchaser, through a to be formed entity (“Newco”), agrees to purchase the assets of the Company set forth in Exhibit A, for:

a.	2,000,000 (two million) shares of Immudyne, Inc. (valued at $0.23/share or $460,000.00), payable on February 12, 2018 (the “Closing Date”);

b.	$190,000 (one hundred ninety thousand and no/100 dollars), payable on the Closing Date;

c.	$200,000.00 (two hundred thousand and no/100 dollars), payable in 120 days following the Closing Date; and

d.	the waiver all rights to any severance payment in the stipulated amount of $150,000.00 (one hundred fifty thousand and no/100 dollars).

2.	The assets are purchased AS IS, with no representations or warranties by the Company. The assets do not include $194,682.78 (one hundred ninety four thousand six hundred eighty two and 78/100 dollars) in cash held by the Company as of the Closing Date and the rights to the INR Wellness brand. The Company also retains the nonexclusive right to use the name “Immudyne” for 60 days following the Closing Date.

All other terms of Legacy Assets Sale Agreement dated January 26, 2018 remain in full force and effect.

This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same document. This First Amendment may be executed via facsimile or electronic signature, and each such facsimile copy, electronic signature or counterpart shall be deemed an original.

The parties represent and warrant that, on the date first written above, they are authorized to enter into this First Amendment in its entirety and duly bind their respective principals by their signatures below.

EXECUTED as of the date first written above.

immudyne, INC.

By:
Robert Kalkstein
Chief Financial Officer
By Special Authorization of the Board

JUSTIN SCHREIBER

Address:

RYAN ALDRIDGE

Address:

MARK MCLAUGHLIN

Address:

JOHN R. STRAWN JR.

Address:

JOSEPH DITROLIO M.D.

Address:

ANTHONY BRUZZESE M.D.

Address:

MICHAEL BORENSTEIN M.D.

Address:

STEFAN GALLUPPI

Address: